                                                                Exhibit 10.6




                             AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER approved on May 20, 1996 by Q Broadcasting, Inc., a business corporation organized under the laws of the State of Delaware, by resolution adopted by its stockholders on said date, and has been approved on May 20, 1996 by Odyssey Communications, Inc., a business corporation organized under the laws of the State of Delaware, and by resolution by its stockholders on said date.

         1. Q Broadcasting, Inc. and Odyssey Communications, Inc. shall file applications for the approval by the Federal Communications Commission ("FCC") to the transfer to Odyssey Communications, Inc. of all licenses issued by the FCC to Q Broadcasting, Inc. ("FCC Consent"). After receipt of the FCC Consent and at the "Effective Time," which shall be the time and date of filing of the Certificate of Merger of Q Broadcasting, Inc. and Odyssey Communications, Inc. in the form attached hereto as Exhibit A ("Certificate of Merger") with the Secretary of State of Delaware in accordance with the provisions of the Delaware General Corporation Law, Q Broadcasting, Inc. shall, pursuant to the provisions of the Delaware General Corporation Law, be merged with and into Odyssey Communications, Inc., which shall be the surviving corporation upon the effective date of the merger (sometimes hereinafter referred to as the "surviving corporation") and shall continue to exist as said corporation under its present name pursuant to the provisions of the Delaware General Corporation Law. The separate existence of Q Broadcasting, Inc. (sometimes hereinafter referred to as the "terminating corporation") shall cease at the Effective Time.

         2. At the Effective Time, the Certificate of Incorporation of the surviving corporation as amended by the Certificate of Amendment of Certificate of Incorporation Before Payment of any Part of the Capital, and as amended by the Certificate of Merger, to wit, the total number of shares of stock which the surviving corporation shall have authority to issue is 2,000, all of which shall be of the par value of one cent ($.01) each, shall be the Certificate of Incorporation of said surviving corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Delaware General Corporation Law.

         3. At the Effective Time, the by-laws of the surviving shall continue in full force and effect as the by-laws of the surviving corporation until amended and changed in the manner prescribed by the provisions of the Delaware General Corporation Law.

         4. At the Effective Time, the directors and officers in office of the surviving corporation shall continue to be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

         5. At the Effective Time, each issued share of the terminating corporation shall be converted into .432 shares of the surviving corporation. After the Effective Time, holders of shares of the terminating corporation shall present to the surviving corporation at its principal place of business for transfer, their respective shares of the terminating corporation for shares in the surviving corporation in accordance with the foregoing conversion ratio.
The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the Effective Time shall continue to represent on issued share of the surviving corporation.

         6. At the Effective Time, the surviving corporation shall issue to each of Stuart Subotnick and Anita Subotnick 216 shares of the surviving corporation.

         7. In the event that the merger of the terminating corporation with and into the surviving corporation shall have been fully authorized in accordance with the provisions of the Delaware General Corporation Law, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts herein and elsewhere to effectuate the merger.

         8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger herein provided for.

         IN WITNESS WHEREOF, the parties to this Agreement and Plan of Merger, pursuant to the approval and authority provided by resolutions duly adopted by the stockholders of Q Broadcasting, Inc. and the stockholders of Odyssey Communications, Inc., have caused this Agreement to be duly executed as of the 20th day of May, 1996.


                                            ODYSSEY COMMUNICATIONS, INC.


                                            By: ________________________________
                                                 Name:     Michael Kakoyiannis
                                                 Title:    President



                                            Q BROADCASTING, INC.


                                            By: ________________________________
                                                 Name:     Stuart Subotnik
                                                 Title:    Vice President

                                       3